UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 16, 2012
Coeur d'Alene Mines Corporation
(Exact name of registrant as specified in its charter)
IDAHO
(State or other jurisdiction
of incorporation or organization)

1-8641
(Commission
File Number)

82-0109423
(IRS Employer
Identification No.)505 Front Ave., P.O. Box “I”
Coeur d'Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On December 27, 2010, Coeur d'Alene Mines Corporation (the “Company”) disclosed the amended and restated secured term loan facility of Coeur Alaska, Inc. (“Coeur Alaska”), a wholly-owned subsidiary of the Company, with Credit Suisse AG, as arranger, security agent, facility agent and lender, and Credit Suisse International, as hedge provider, together with the agreements delivered in connection therewith (collectively, the “Kensington Term Facility”). For more information about the Kensington Term Facility, see the descriptions set forth in the Company's Current Report on Form 8-K and the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on December 27, 2010 and August 7, 2012, respectively, which descriptions are incorporated herein by reference.
On August 16, 2012, Coeur Alaska prepaid all obligations and indebtedness outstanding under the Kensington Term Facility, which totaled approximately $68.6 million, including approximately $18,000 of customary early termination costs. Upon payment in full, the Kensington Term Facility was terminated and all of the liens granted under the Kensington Term Facility were released.
Item 8.01. Other Events.
On August 7, 2012 the Company disclosed that Coeur Rochester, Inc., a wholly-owned subsidiary of the Company, and Coeur Alaska (the “Borrowers”) entered into a Credit Agreement, dated August 1, 2012 (the “Credit Agreement”), by and among the Company, the Borrowers, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent. The Company also disclosed that Coeur Alaska intended to retain its existing hedge positions established under the Kensington Term Facility, with Wells Fargo Bank, N.A. as hedge provider. The description of the Credit Agreement set forth in the Company's Current Report on Form 8-K, filed with the SEC on August 7, 2012, is incorporated herein by reference.
On August 16, 2012, all of the conditions precedent to effectiveness set forth in the Credit Agreement were satisfied and the senior secured revolving credit facility in an aggregate principal amount of up to $100.0 million provided thereunder became available to the Borrowers in accordance with the terms of the Credit Agreement. Furthermore, Coeur Alaska retained its existing hedge positions established under the Kensington Term Facility by novating such hedge positions with Wells Fargo Bank, N.A. as hedge provider.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: August 20, 2012	By:	/s/ Frank L. Hanagarne Jr.
	Name:	Frank L. Hanagarne Jr.
	Title:	Senior Vice President and Chief Financial Officer